EXHIBIT 99.1
NEWS RELEASE

Ducommun Incorporated Reports
Third Quarter 2023 Results
All-Time Record Quarterly Revenue and Adjusted Operating Income; Growth in both Commercial Aerospace and Defense; Strong Margin Expansion Driving Adjusted EBITDA to 14.9%
SANTA ANA, CALIFORNIA (November 8, 2023) – Ducommun Incorporated (NYSE: DCO) (“Ducommun” or the “Company”) today reported results for its third quarter ended September 30, 2023.
Third Quarter 2023 Recap
•Net revenue was $196.3 million, a new all-time quarterly record for the Company
•Net income of $3.2 million, or $0.22 per diluted share
•Adjusted net income of $10.3 million, or $0.70 per diluted share
•Adjusted EBITDA of $29.3 million, or 14.9% of revenue, an all-time high for Ducommun
“Q3 was an outstanding quarter for Ducommun, the best in many years as we grew our topline both year-over-year and sequentially, led by continued strength in Commercial Aerospace and a return to growth of our defense business while also delivering strong margin expansion in gross and Adjusted EBITDA margins,” said Stephen G. Oswald, chairman, president and chief executive officer. “We achieved a new quarterly revenue record of $196.3 million up 5% over Q3 2022, the previous high being in 2012, with the ramp up in wide-body aircraft demand driving Commercial Aerospace revenues up 14% year-over-year. The Company's gross margins expanded 200 bps year-over-year as well from 20.7% to 22.7% for the quarter as we continue improving operating performance which includes the meaningful on-going restructuring activities announced in 2022.
“In December 2022, we laid out our Vision 2027 Plan to investors and in the first three quarters of 2023, I am happy and encouraged to see the significant progress already towards those targets for both revenue growth and margin expansion. There are also many positive catalysts happening currently within the Company that will significantly drive shareholder value in the quarters and years ahead. In summary, Ducommun is well positioned to execute our stated strategy over the next four years with significant runway ahead.”
Third Quarter Results
Net revenue for the third quarter of 2023 was $196.3 million compared to $186.6 million for the third quarter of 2022. The year-over-year increase of 5.2% was primarily due to the following:
•$9.6 million higher revenue in the Company’s commercial aerospace end-use markets due to higher build rates on twin-aisle commercial aircraft platforms as well as the A220 platform, commercial rotary-wing aircraft platforms, and other commercial aerospace business; and
•$2.4 million higher revenue in the Company’s military and space end-use markets due to higher build rates on military rotary-wing aircraft platforms and other military and space platforms, partially offset by lower build rates on military fixed-wing aircraft platforms and various missile platforms.
Net income for the third quarter of 2023 was $3.2 million, or $0.22 per diluted share, compared to $8.5 million, or $0.69 per diluted share, for the third quarter of 2022. This reflects higher selling, general and administrative (“SG&A”) expenses of $7.4 million, higher restructuring charges of $3.2 million, and higher interest expense of $2.4 million, partially offset by higher gross profit of $6.0 million. The higher SG&A expenses were primarily due to BLR Aerospace L.L.C. (“BLR”) SG&A expenses of $3.6 million (49% of the total increase in SG&A expenses) which did not exist in the prior year period as the acquisition of BLR was completed during Q2 2023, and higher stock-based compensation expense of $2.9 million.
Gross profit for the third quarter of 2023 was $44.6 million, or 22.7% of revenue, compared to gross profit of $38.6 million, or 20.7% of revenue, for the third quarter of 2022. The increase in gross profit as a percentage of net revenue year-over-year was primarily due to favorable product mix, pricing actions, and favorable manufacturing volume, partially offset by unfavorable other manufacturing costs.
Operating income for the third quarter of 2023 was $8.6 million, or 4.4% of revenue, compared to $13.2 million, or 7.1% of revenue, in the comparable period last year. The year-over-year decrease of $4.6 million was primarily due to higher SG&A expenses and higher restructuring charges, both of which were noted above, partially offset by higher gross profit. Adjusted operating income for the third quarter of 2023 was $17.5 million, or 8.9% of revenue, compared to $17.2 million, or 9.2% of revenue, in the comparable period last year. The year-over-year increase was primarily due to favorable product mix, pricing actions, and favorable manufacturing volume, partially offset by higher SG&A expenses, mainly due to the addition of the BLR acquisition.
Interest expense for the third quarter of 2023 was $5.4 million compared to $3.0 million in the comparable period of 2022. The year-over-year increase was primarily due to higher interest rates.
Adjusted EBITDA for the third quarter of 2023 was $29.3 million, or 14.9% of revenue, compared to $26.0 million, or 13.9% of revenue, for the comparable period in 2022.
During the third quarter of 2023, the net cash provided by operations was $14.3 million compared to a net cash used in operations of $5.5 million during the third quarter of 2022. The higher net cash provided by operations during the third quarter of 2023 was primarily due to higher contract liabilities (resulting from driving more progress payments from its customers) and higher accrued and other liabilities, partially offset by higher inventories and lower net income.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended September 30, 2023 was $110.7 million, compared to $113.4 million for the third quarter of 2022. The year-over-year decrease was primarily due to the following:
•$3.2 million lower revenue within the Company’s military and space end-use markets due to lower build rates on military fixed-wing aircraft platforms, partially offset by higher build rates on other military and space platforms; partially offset by
•$2.8 million higher revenue in the Company’s commercial aerospace end-use markets due to higher build rates on other commercial aerospace platforms.
Electronic Systems segment operating income for the quarter ended September 30, 2023 was $12.7 million, or 11.5% of revenue, compared to $13.9 million, or 12.2% of revenue, for the comparable quarter in 2022. The year-over-year decrease of $1.2 million was primarily due to higher restructuring charges and unfavorable other manufacturing costs, partially offset by favorable product mix and favorable manufacturing volume.
Electronic Systems segment adjusted operating income for the quarter ended September 30, 2023 was $14.9 million, or 13.4% of revenue, compared to $14.6 million, or 12.9% of revenue, for the comparable quarter in 2022. The year-over-year increase of $0.3 million was primarily due to favorable product mix, pricing actions, and favorable manufacturing volume.
Structural Systems
Structural Systems segment net revenue for the quarter ended September 30, 2023 was $85.5 million, compared to $73.2 million for the third quarter of 2022. The year-over-year increase was primarily due to the following:
•$6.7 million higher revenue within the Company’s commercial aerospace end-use markets due to higher build rates on large aircraft platforms; and
•$5.6 million higher revenue within the Company’s military and space end-use markets due to higher build rates on military rotary-wing platforms and other military and space platforms, partially offset by lower build rates various missile platforms.
Structural Systems segment operating income for the quarter ended September 30, 2023 was $6.7 million, or 7.9% of revenue, compared to $6.7 million, or 9.1% of revenue, for the comparable quarter in 2022. The year-over-year increase of $0.1 million was primarily due to favorable product mix and favorable manufacturing volume, partially offset by higher restructuring charges, higher inventory purchase accounting adjustments, and unfavorable other manufacturing costs.
Structural Systems segment adjusted operating income for the quarter ended September 30, 2023 was $13.5 million, or 15.7% of revenue, compared to $9.8 million, or 13.3% of revenue, for the comparable quarter in 2022. The year-over-year increase of $3.7 million was primarily due to favorable product mix, pricing actions, and favorable manufacturing volume.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the third quarter of 2023 were $10.8 million, or 5.5% of total Company revenue, compared to $7.4 million, or 3.9% of total Company revenue, for the comparable quarter in the prior year. The year-over-year increase in CG&A expenses was primarily due to higher stock-based compensation expense of $2.8 million.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president and chief executive officer, and Suman B. Mookerji, the Company’s senior vice president, chief financial officer will be held today, November 8, 2023 at 10:00 a.m. PT (1:00 p.m. ET) to review these financial results. To access the conference call, please pre-register using the following registration link:
https://register.vevent.com/register/BIebbd705905a44130870c88a8bdf92a4a
Registrants will receive a confirmation with dial-in details. Mr. Oswald and Mr. Mookerji will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes. A live webcast of the event can be accessed using the link above. A replay of the webcast will be available on the Ducommun website at Ducommun.com.
Additional information regarding Ducommun's results can be found in the Q3 2023 Earnings Presentation available at Ducommun.com.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the Company's expectations relating to the results of its restructuring initiative and continued improvement of its operating performance, the continuing commercial aerospace recovery, and the execution of its strategy and driving shareholder value in the years ahead. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the strength of the real estate market, the duration of any lease entered into as part of any sale-leaseback transaction, the amount of commissions owed to brokers, and applicable tax rates; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; the ultimate geographic spread, duration and severity of the coronavirus (COVID-19) outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, November 8, 2023, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, restructuring charges, Guaymas fire related expenses, other fire related expenses, insurance recoveries related to loss on operating assets, insurance recoveries related to business interruption, inventory purchase accounting adjustments, loss on extinguishment of debt, and other debt refinancing costs), non-GAAP operating income and as a percentage of net revenues, non-GAAP earnings, non-GAAP earnings per share, and backlog. In addition, certain other prior period amounts have been reclassified to conform to current year’s presentation.
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies.
The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond the Company’s control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than the Company’s net revenues. As a result of these factors, trends in the Company’s overall level of backlog may not be indicative of trends in the Company’s future net revenues.
CONTACT:

Suman Mookerji, Senior Vice President, Chief Financial Officer, 657.335.3665
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	September 30, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$27,195	$46,246
Accounts receivable, net	104,551	103,958
Contract assets	191,151	191,290
Inventories	215,189	171,211
Production cost of contracts	5,861	5,693
Other current assets	12,770	8,938
Total Current Assets	556,717	527,336
Property and Equipment, Net	111,894	106,225
Operating Lease Right-of-Use Assets	31,827	34,632
Goodwill	244,600	203,407
Intangibles, Net	170,665	127,201
Other Assets	26,648	22,705
Total Assets	$1,142,351	$1,021,506
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$78,455	$90,143
Contract liabilities	51,477	47,068
Accrued and other liabilities	45,920	48,820
Operating lease liabilities	8,001	7,155
Current portion of long-term debt	6,250	6,250
Total Current Liabilities	190,103	199,436
Long-Term Debt, Less Current Portion	264,992	240,595
Non-Current Operating Lease Liabilities	24,836	28,841
Deferred Income Taxes	10,624	13,953
Other Long-Term Liabilities	16,394	12,721
Total Liabilities	506,949	495,546
Commitments and Contingencies
Shareholders’ Equity
Common Stock	146	121
Additional Paid-In Capital	204,993	112,042
Retained Earnings	416,870	406,052
Accumulated Other Comprehensive Income	13,393	7,745
Total Shareholders’ Equity	635,402	525,960
Total Liabilities and Shareholders’ Equity	$1,142,351	$1,021,506

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net Revenues	$196,250	$186,590	$564,761	$524,269
Cost of Sales	151,648	148,003	443,270	418,565
Gross Profit	44,602	38,587	121,491	105,704
Selling, General and Administrative Expenses	32,182	24,803	88,755	72,340
Restructuring Charges	3,811	567	12,750	3,270
Operating Income	8,609	13,217	19,986	30,094
Interest Expense	(5,370)	(2,998)	(15,324)	(8,056)
Loss on Extinguishment of Debt	—	(295)	—	(295)
Other Income	—	—	7,945	3,000
Income Before Taxes	3,239	9,924	12,607	24,743
Income Tax Expense	26	1,462	1,789	4,035
Net Income	$3,213	$8,462	$10,818	$20,708
Earnings Per Share
Basic earnings per share	$0.22	$0.70	$0.81	$1.72
Diluted earnings per share	$0.22	$0.69	$0.79	$1.68
Weighted-Average Number of Common Shares Outstanding
Basic	14,625	12,112	13,408	12,057
Diluted	14,814	12,350	13,661	12,346

Gross Profit %	22.7%	20.7%	21.5%	20.2%
SG&A %	16.4%	13.3%	15.7%	13.8%
Operating Income %	4.4%	7.1%	3.5%	5.7%
Net Income %	1.6%	4.5%	1.9%	3.9%
Effective Tax Rate	0.8%	14.7%	14.2%	16.3%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended					Nine Months Ended
	% Change	September 30, 2023	October 1, 2022	% of Net Revenues 2023	% of Net Revenues 2022	% Change	September 30, 2023	October 1, 2022	% of Net Revenues 2023	% of Net Revenues 2022
Net Revenues
Electronic Systems	(2.4)%	$110,707	$113,404	56.4%	60.8%	0.9%	$323,457	$320,602	57.3%	61.2%
Structural Systems	16.9%	85,543	73,186	43.6%	39.2%	18.5%	241,304	203,667	42.7%	38.8%
Total Net Revenues	5.2%	$196,250	$186,590	100.0%	100.0%	7.7%	$564,761	$524,269	100.0%	100.0%
Segment Operating Income
Electronic Systems		$12,710	$13,881	11.5%	12.2%		$32,249	$36,902	10.0%	11.5%
Structural Systems		6,743	6,687	7.9%	9.1%		16,873	12,839	7.0%	6.3%
		19,453	20,568				49,122	49,741
Corporate General and Administrative Expenses (1)		(10,844)	(7,351)	(5.5)%	(3.9)%		(29,136)	(19,647)	(5.2)%	(3.7)%
Total Operating Income		$8,609	$13,217	4.4%	7.1%		$19,986	$30,094	3.5%	5.7%
Adjusted EBITDA
Electronic Systems
Operating Income		$12,710	$13,881				$32,249	$36,902
Other Income		—	—				222	—
Depreciation and Amortization		3,567	3,510				10,626	10,500
Stock-Based Compensation Expense (2)		97	—				321	—
Restructuring Charges		1,794	340				5,739	1,624
		18,168	17,731	16.4%	15.6%		49,157	49,026	15.2%	15.3%
Structural Systems
Operating Income		6,743	6,687				16,873	12,839
Depreciation and Amortization		4,852	4,100				13,619	12,659
Stock-Based Compensation Expense (3)		76	—				259	—
Restructuring Charges		2,205	227				7,113	2,174
Guaymas fire related expenses		548	1,496				3,896	3,451
Other fire related expenses		—	—				477	—
Inventory Purchase Accounting Adjustments		2,041	107				2,807	1,381
		16,465	12,617	19.2%	17.2%		45,044	32,504	18.7%	16.0%
Corporate General and Administrative Expenses (1)
Operating loss		(10,844)	(7,351)				(29,136)	(19,647)
Depreciation and Amortization		59	59				176	176
Stock-Based Compensation Expense (4)		5,479	2,714				13,189	7,904
Restructuring Charges		—	—				86	—
Other Debt Refinancing Costs		—	224				—	224
		(5,306)	(4,354)				(15,685)	(11,343)
Adjusted EBITDA		$29,327	$25,994	14.9%	13.9%		$78,516	$70,187	13.9%	13.4%
Capital Expenditures
Electronic Systems		$978	$3,192				$4,752	$7,831
Structural Systems		3,802	1,175				11,043	7,033
Corporate Administration		—	—				—	—
Total Capital Expenditures		$4,780	$4,367				$15,795	$14,864
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.

(2)The three and nine months ended September 30, 2023 included less than $0.1 million and $0.1 million, respectively, of stock-based compensation expense recorded as cost of sales. The three and nine months ended October 1, 2022 both included zero stock-based compensation expense recorded as cost of sales.
(3)The three and nine months ended September 30, 2023 included $0.1 million and $0.2 million, respectively, of stock-based compensation expense recorded as cost of sales. The three and nine months ended October 1, 2022 both included zero stock-based compensation expense recorded as cost of sales.
(4)The three and nine months ended September 30, 2023 included $1.4 million and $2.7 million, respectively, and the three and nine months ended October 1, 2022 included $0.3 million and $0.8 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended				Nine Months Ended
GAAP To Non-GAAP Operating Income	September 30, 2023	October 1, 2022	% of Net Revenues 2023	% of Net Revenues 2022	September 30, 2023	October 1, 2022	% of Net Revenues 2023	% of Net Revenues 2022
GAAP Operating income	$8,609	$13,217			$19,986	$30,094

GAAP Operating income - Electronic Systems	$12,710	$13,881			$32,249	$36,902
Adjustment:
Other income	—	—			222	—
Restructuring charges	1,794	340			5,739	1,624
Amortization of acquisition-related intangible assets	373	374			1,120	1,120
Adjusted operating income - Electronic Systems	14,877	14,595	13.4%	12.9%	39,330	39,646	12.2%	12.4%

GAAP Operating income - Structural Systems	6,743	6,687			16,873	12,839
Adjustment:
Restructuring charges	2,205	227			7,113	2,174
Guaymas fire related expenses	548	1,496			3,896	3,451
Other fire related expenses	—	—			477	—
Inventory purchase accounting adjustments	2,041	107			2,807	1,381
Amortization of acquisition-related intangible assets	1,935	1,236			4,873	3,719
Adjusted operating income - Structural Systems	13,472	9,753	15.7%	13.3%	36,039	23,564	14.9%	11.6%

GAAP Operating loss - Corporate	(10,844)	(7,351)			(29,136)	(19,647)
Adjustment:
Restructuring charges	—	—			86	—
Other debt refinancing costs	—	224			—	224
Adjusted operating loss - Corporate	(10,844)	(7,127)			(29,050)	(19,423)
Total adjustments	8,896	4,004			26,333	13,693
Adjusted operating income	$17,505	$17,221	8.9%	9.2%	$46,319	$43,787	8.2%	8.4%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP EARNINGS AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
GAAP To Non-GAAP Earnings	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
GAAP Net income	$3,213	$8,462	$10,818	$20,708
Adjustments:
Restructuring charges (1)	3,199	453	10,350	3,038
Guaymas fire related expenses (1)	439	1,197	3,117	2,761
Other fire related expenses (1)	—	—	382	—
Insurance recoveries related to loss on operating assets (1)	—	—	(4,450)	—
Insurance recoveries related to business interruption (1)	—	—	(1,728)	(2,400)
Inventory purchase accounting adjustments (1)	1,633	86	2,246	1,105
Amortization of acquisition-related intangible assets (1)	1,846	1,288	4,794	3,871
Loss on extinguishment of debt (1)	—	236	—	236
Other debt refinancing costs (1)	—	179	—	179
Total adjustments	7,117	3,439	14,711	8,790
Adjusted net income	$10,330	$11,901	$25,529	$29,498

	Three Months Ended		Nine Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
GAAP Diluted earnings per share (“EPS”)	$0.22	$0.69	$0.79	$1.68
Adjustments:
Restructuring charges (1)	0.22	0.03	0.76	0.25
Guaymas fire related expenses (1)	0.03	0.10	0.23	0.22
Other fire related expenses (1)	—	—	0.03	—
Insurance recoveries related to loss on operating assets (1)	—	—	(0.33)	—
Insurance recoveries related to business interruption (1)	—	—	(0.13)	(0.19)
Inventory purchase accounting adjustments (1)	0.11	0.01	0.17	0.09
Amortization of acquisition-related intangible assets (1)	0.12	0.10	0.35	0.31
Loss on extinguishment of debt (1)	—	0.02	—	0.02
Other debt refinancing costs (1)	—	0.01	—	0.01
Total adjustments	0.48	0.27	1.08	0.71
Adjusted diluted EPS	$0.70	$0.96	$1.87	$2.39

Shares used for adjusted diluted EPS	14,814	12,350	13,661	12,346
(1) Includes effective tax rate of 20.0% for both 2023 and 2022 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG* BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	September 30, 2023	December 31, 2022
Consolidated Ducommun
Military and space	$494,447	$457,354
Commercial aerospace	422,728	450,092
Industrial	41,371	53,374
Total	$958,546	$960,820
Electronic Systems
Military and space	$368,036	$361,582
Commercial aerospace	91,801	125,590
Industrial	41,371	53,374
Total	$501,208	$540,546
Structural Systems
Military and space	$126,411	$95,772
Commercial aerospace	330,927	324,502
Total	$457,338	$420,274
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of September 30, 2023 was $958.5 million compared to $960.8 million as of December 31, 2022. Under ASC 606, the Company defines performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of September 30, 2023 were $947.9 million compared to $853.0 million as of December 31, 2022.